Exhibit 99.1

E.DIGITAL PURSUES PARTNERSHIPS TO EXPAND EVU™ BUSINESS

Company Shifts Business Strategy Due to
Growing IP Monetization Success & Management Change

(SAN DIEGO, CA, – January 21, 2009) – e.Digital Corporation (OTC: EDIG), a leading technology innovator of dedicated portable entertainment systems and patented flash memory-related technology, announced today a shift in its business strategy due to the Company’s improving financial condition brought about by the growing success of its intellectual property (IP) monetization efforts and a change in management. Fred Falk has been named president and chief executive officer and appointed to the Board of Directors of e.Digital. The Company’s former president and chief technical officer, William Blakeley, has left the Company to pursue other interests.

Mr. Falk has been the Company’s vice president of corporate development since July 2004. He formerly served as president and a member of the Board of e.Digital from January 1997 (and from July 1998 as chief executive officer) until July 2004. From March 1995 to January 1997, he served as vice president of corporate development and vice president of OEM and international sales for the Company. Prior to joining e.Digital, Falk worked for Resources Internationale as director of U.S. sales from 1993 to 1995. From 1988 to 1993, he was the manager of OEM sales and technology licensing for Personal Computer Products, Inc. From 1978 to 1988, he held several management positions at DH Technology.

"e.Digital has been at the forefront of many fundamental innovations since it was founded over 20 years ago,” stated Allen Cocumelli, chairman of e.Digital. “These innovations include, the first earset for cell phones, which subsequently evolved into today’s Jabra earphone; the first portable recorder to utilize removable flash memory, which served as the foundation for the Company’s increasingly successful Flash-R™ patent portfolio; the first multi-codec, multi-DRM portable music products; and, the first dedicated, hard-drive based closed structure, portable video entertainment system, which gave rise to our eVU™ business.”

“While we have a great record of innovation, until recently, we have not had the resources to grow our eVU business into other markets beyond in flight entertainment (IFE),” continued Cocumelli. “With the recent and expected influx of new licensing revenues, we are in a better position to pursue business opportunities and partnerships in the medical industry, and in other segments of the travel and leisure industry. Fred Falk’s experience in building and managing partnering and licensing relationships align with the Company’s shift in business direction. We’re happy to have him back at the helm.”

“We are encouraged by our recent IP success and Robert Putnam, our senior vice president, will continue to manage our patent portfolio monetization efforts,” remarked Fred Falk. “Our strategy is to expand our eVU business through partnering with companies that share our vision of building a successful full-service, dedicated portable entertainment business in multiple markets.”

About e.Digital Corporation:  e.Digital is a leading innovator of dedicated portable entertainment systems through its proprietary eVU™ product line. e.Digital also owns and is pursuing the monetization of its Flash-R™ portfolio of flash memory-related patents. e.Digital was the first company to employ and patent important aspects of the use of removable flash memory in portable recording devices. For more information about e.Digital and eVU, please visit: www.edigital.com.

Safe Harbor statement under the Private Securities Litigation Reform of 1995: All statements made in this document, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the Company operates. Actual outcomes and results may differ materially from what is expressed or implied by the forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed with the Securities and Exchange Commission (“SEC”). e.Digital Corporation disclaims any intent or obligation to update these or any forward-looking statements, except as otherwise specifically stated by it.

CONTACT:  e.Digital Corporation: Robert Putnam, (858) 304-3016 ext. 205, rputnam@edigital.com